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                                                                  Exhibit (n)(2)


INDEPENDENT AUDITORS' CONSENT

Nextel STRYPES Trust


We consent to the inclusion in this Pre-Effective Amendment No. 4 to Registration Statement No. 33-63795 of Nextel STRYPES Trust (the "Trust") on Form N-2 of our report dated February 27, 1997 relating to the audit of the statement of assets, liabilities and capital of the Trust and to the reference to us under the heading "Experts" in the Prospectus, which is a part of the Registration Statement.




DELOITTE & TOUCHE LLP
New York, New York
February 27, 1997